UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/29/2008

D&E COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-20709

Pennsylvania	23-2837108
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

124 East Main Street
P.O. Box 458
Ephrata, PA 17522-0458
(Address of principal executive offices, including zip code)

717-733-4101
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2008, D&E Communications, Inc. (the "Company") amended and restated the Company's 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (the "Plan"). Previously, the Plan only permitted a non-employee director to receive shares of the Company's common stock with a value equal to one-half of the annual retainer paid to such director for his or her service as a director of the Company. The Plan was amended and restated to (i) allow non-employee directors to elect to receive all or any fraction of any fees received as directors in the form of shares of the Company's common stock, (ii) provide for elections to be made in a manner that complies with Rule 10b5-1 under the Securities Exchange Act of 1934 and (iii) make certain other amendments.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description

10.1       Amended and Restated Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc., as amended

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D&E COMMUNICATIONS, INC.

Date: June 04, 2008	By:	/s/ Thomas E. Morell
Thomas E. Morell
Senior Vice-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc.